Exhibit 99.1

For investor relations information, contact:

EFJ, Inc.

Sally Beerbower, 703-744-7800

e-mail: sally@qorvis.com

EFJ, Inc. Announces 2007 Financial Results

Company Reports Operating Loss of $16.1 Million and Net Loss of $37.7 Million for the Year;

Achieves Full Year Revenue Growth of 60%;

Strategic Plan and Technology Roadmap on Target, With Goal of Profitability for 2008

Irving, TX – March 13, 2008 – EFJ, Inc. (NASDAQ: EFJI) today announced its results for the fourth quarter and year ended December 31, 2007. Fourth quarter revenues increased $745,000, or 3%, to $24.7 million from $23.9 million for the same period of 2006. The Company announced in early January that it would post a larger operating loss for 2007 than its October guidance. The Company noted today that the gross margins of its private wireless business were significantly lower in the fourth quarter due to shipment delays of more profitable products and a $1.3 million incremental reserve for inventory obsolescence and related charges.

The operating loss for the fourth quarter of 2007 was $16.3 million compared to an operating loss of $8.6 million for the same period of 2006. The fourth quarter operating loss for 2007 included charges of $620,000 primarily related to the reorganization of the Company. It also included non-cash charges for an impairment of goodwill of $5.5 million related to 3eTI, part of the Company’s secured communications segment.

The net loss for the fourth quarter of 2007 was $37.8 million, or $1.45 per share, compared to a net loss of $7.8 million, or $0.30 per share, for the same period the prior year. The 2007 fourth quarter net loss included a non-cash tax expense of $21.4 million due to the need to fully reserve its deferred tax assets.

“Despite record sales, our operating results were disappointing,” Michael E. Jalbert, chairman and chief executive officer, said. “We believe that the steps we have announced will result in profitability for 2008. The new streamlined organization, together with higher margin product offerings and increased operating efficiency and accountability, should improve our performance. We also enter 2008 with a $95 million backlog — the second highest backlog in our history — and one that is comprised of a diverse product and customer mix.”

For 2007, revenues increased $57.9 million, or 60%, to $154.6 million versus $96.7 million for 2006. The operating loss for 2007 was $16.1 million compared to an operating loss of $8.6 million for 2006. Operating losses for 2007 and 2006 included non-cash charges related to stock based compensation of $1.6 million and $1.8 million, respectively. The operating loss for 2007 also included a goodwill impairment of $5.5 million related to 3eTI in the Company’s secured communications segment.

The net loss for the full year of 2007 was $37.7 million versus a net loss of $6.8 million for the previous year. The loss per share for 2007 was $1.45 compared to a loss of $0.26 per share for 2006. The 2007 net loss included non-cash tax expense of $21.5 million associated with its deferred tax assets.

Commenting on the new strategic roadmap that the Company announced to investors in October 2007, Jalbert said that the Company is on or ahead of schedule for all key milestones involving its reorganization, sales and marketing strategy, and new product development.

“We are on track for the right combination of products and systems that positions us to capitalize on the drive towards interoperability and the convergence of integrated voice, video and data solutions for our government and industrial customers,” he added.

The Company’s action plan for 2008 includes developing new products, seeking new partnerships, building a more aggressive and focused marketing effort, including expanding outside its Department of Defense base, adding new state and local government customers, and adding industrial customers seeking wireless solutions.

The Company’s management plans to discuss its financial results and provide an operational progress report on its investor call today at 9:00 a.m. (EDT). The investor conference call will be available via live webcast on the EFJ, Inc. website at www.efji.com under the tab “Investor Relations.” Investors are advised to go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. The webcast will be archived for 90 days.

To participate by telephone, the domestic dial-in number is 877-407-8031 and the international dial-in number is 201-689-8031. Participants are urged to call in to the conference call at least 10 minutes prior to the start time.

About EFJ, Inc.

Headquartered in Irving, Texas, EFJ, Inc. focuses on innovating, developing and marketing the highest quality secure communications solutions to organizations whose mission is to protect and save lives. The Company’s customers include first responders in public safety and public service, the federal government, and industrial organizations. The Company’s products are marketed under the EFJohnson, 3e Technologies International, and Transcrypt International names. For more information, visit http://www.efji.com.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, the ability to realize cost savings from our internal restructuring in the amounts and at the time we anticipate, the ability to successfully implement cost-cutting measures and the Company’s overall action plan, the ability to successfully pursue new business opportunities, ability to add additional partners and realize additional growth from these partnerships, ability to successfully launch additional products, demand for the company’s products and services for current and new customers, acceptance of the Company’s products by new customers, timing of future product development, excess or obsolete inventory; variability in costs of sales and operating expenses, product warranties and returns and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended December 31, 2007. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements.

EFJ, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2006

(in thousands, except share and per share data)

	2007	2006
Current assets:
Cash and cash equivalents	$15,636	$22,885
Accounts receivable, net of allowance for returns and doubtful accounts of $1,636 and $788, respectively	21,345	23,427
Receivables - other	6,944	8,673
Cost in excess of billings on uncompleted contracts	3,275	3,940
Inventories, net	33,871	24,411
Deferred income taxes	—	3,814
Prepaid expenses	1,109	1,317

Total current assets	82,180	88,467

Property, plant and equipment, net	7,096	6,744
Deferred income taxes, net of current portion	—	16,115
Goodwill	20,040	25,513
Other intangible assets, net of accumulated amortization	13,821	15,638
Other assets	352	86

TOTAL ASSETS	$123,489	$152,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt obligations	$8	$5
Accounts payable	13,411	11,097
Accrued expenses	11,232	8,111
Billings in excess of cost on uncompleted contracts	221	427
Deferred revenues	1,010	885

Total current liabilities	25,882	20,525
Long-term debt obligations, net of current portion	15,015	15,000
Deferred income taxes	1,489	-
Other liabilities	737	332

TOTAL LIABILITIES	43,123	35,857

Commitments and contingencies

Stockholders’ equity:
Preferred stock ($0.01 par value; 3,000,000 shares authorized; none issued)	—	—
Common stock ($0.01 par value; 50,000,000 voting shares authorized, 26,210,232 and 26,179,707 issued and outstanding as of December 31, 2007 and December 31, 2006, respectively)	262	262
Additional paid-in capital	153,356	151,665
Accumulated other comprehensive loss	(710)	(332)
Accumulated deficit	(72,542)	(34,889)

TOTAL STOCKHOLDERS’ EQUITY	80,366	116,706

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$123,489	$152,563

See NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

EFJ, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2007, 2006, 2005

(in thousands, except share and per share data)

	Year ended December 31,
	2007	2006	2005
Revenues	$154,610	$96,721	$94,616
Cost of sales	110,160	61,291	45,671

Gross profit	44,450	35,430	48,945

Operating expenses:
Research and development	15,677	12,276	13,686
Sales and marketing	13,640	10,470	10,326
General and administrative	24,193	18,928	12,982
Amortization of intangibles	1,613	727	6
Impairment of goodwill	5,475	—	—
Write-off of in-process R&D	—	1,600	—

Total operating expenses	60,598	44,001	37,000

Income (loss) from operations	(16,148)	(8,571)	11,945
Interest income	1,074	1,551	753
Interest expense	(1,108)	(506)	(70)
Other expense, net	(1)	—	(36)

Income (loss) before income taxes	(16,183)	(7,526)	12,592
Income tax benefit (expense)	(21,470)	745	9,957

Net income (loss)	$(37,653)	$(6,781)	$22,549

Net income (loss) per share—Basic	$(1.45)	$(0.26)	$1.07

Net income (loss) per share—Diluted	$(1.45)	$(0.26)	$1.06

Weighted average common shares—Basic	26,039,246	25,844,956	20,984,688

Weighted average common shares—Diluted	26,404,221	26,207,242	21,253,783

See NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

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